Form 906 (Rev. August 1994)	Department of the Treasury—Internal Revenue Service
Closing Agreement On Final Determination
Covering Specific Matters

Under section 7121 of the Internal Revenue Code	The Reuben H. Donnelley Corporation and Subsidiaries, f/k/a The Dun &

Bradstreet Corporation and Subsidiaries, on behalf of itself and as agent for The Reuben H. Donnelley Corporation and Subsidiaries,

(Taxpayer’s name, address, and identifying number)

1001 Winstead Drive, Cary, NC, 27513, EIN 13-2740040

and the Commissioner of Internal Revenue make the following closing agreement:
     A. WHEREAS, for calendar years 1993 — 1996, The Reuben H. Donnelley Corporation and Subsidiaries, f/k/a The Dun & Bradstreet Corporation and Subsidiaries, the entity referred to in the caption above (“Taxpayer”), was the common parent of an affiliated group of domestic corporations within the meaning of I.R.C. section 1504(a) that joined in the filing of consolidated federal income tax returns (“Consolidated Returns”). The statute of limitations, excluding the provisions of I.R.C. section 6501(c)(1) and (c)(2), for making assessments with respect to the income reported on the Taxpayer’s 1993 and 1994 income tax returns has expired.
     B. WHEREAS, IMS Health Licensing Associates, L.L.C., f/k/a/ IMS Health Licensing Associates, L.P., f/k/a Cognizant Licensing Associates, L.P., f/k/a Duns Licensing Associates, L.P., EIN 98-0137321 (the “Partnership”) was organized under Delaware law on June 7, 1993, and, during 1995 and 1996, the following entities held partnership interests in the Partnership: IMS AG, f/k/a/ IMS Pharminform Holding AG (“IMS Pharminform”), held a general partnership interest; Rabo Merchant Bank N.V., National Westminster Bank Plc (presently known as the Royal Bank of Scotland), and Bank of Scotland held Class A limited partnership interests (collectively, the “Class A Limited Partners”); and Duns Holding, Inc. (“DHI”) and Coordinated Management Systems, Inc. (“CMS”) held Class B limited partnership interests (collectively, the “Class B Limited Partners”).
     C. WHEREAS, the Partnership licensed database and software assets (the “Database Assets”) to Dun & Bradstreet, Inc. (“DBI”), and IMS America, Ltd. (“IMS”), in exchange for royalty payments. DBI and IMS were both members of Taxpayer’s consolidated group during 1995 and January through October of 1996. IMS and CMS ceased to be members of Taxpayer’s consolidated group on November 1, 1996. During calendar year 1995, DBI and IMS paid $160,777,641 of royalties to the Partnership. During calendar year 1996, DBI and IMS paid $160,915,605 of royalties to the Partnership. DBI and IMS, as licensees, deducted the royalty expenses in corresponding amounts in both years. (The royalty expenses described in this clause C are referred to collectively as the “Royalty Expenses.”) Of the $160,915,605 royalties paid to the

Partnership during 1996, $7,254,520 was allocated to and deducted by IMS during the period November 1, 1996 through December 31, 1996 when IMS was not a member of Taxpayer’s consolidated group.
     D. WHEREAS, Taxpayer included the amounts shown on Exhibit 1 to this Closing Agreement, which is entitled “Amounts Reported on the Partnership’s 1995 and 1996 Schedules K-1 for DHI and CMS” in its income with the exception of amounts attributable to CMS during the period in 1996 that CMS was not a member of Taxpayer’s consolidated group.
     E. WHEREAS, the Internal Revenue Service (“IRS”) LMSB Division examined the 1995 and 1996 Consolidated Returns filed by the Taxpayer and proposed examination changes unrelated to the Partnership that reduced the taxable income reported by Taxpayer by $15,202,262 and $733,955 in tax years 1995 and 1996, respectively. The LMSB Division reported these examination changes to the Taxpayer in an IRS Form 4549 dated August 10, 2001 (the “Partial RAR”). The examination changes resulted in tax overassessments of $349,133 for tax year 1995 (the “1995 Overassessment”) and $8,721,924 for tax year 1996 (the “1996 Overassessment”). Taxpayer consented to the examination changes set forth in the Partial RAR by signature dated August 20, 2001. The Partial RAR did not consider issues surrounding the Partnership.
     F. WHEREAS, disputes have arisen between the Taxpayer and the Commissioner of Internal Revenue for the taxable years 1995 and 1996 as to whether the Taxpayer is entitled to deductions for royalties paid by the Taxpayer to the Partnership.
     G. WHEREAS, Taxpayer and the Commissioner of Internal Revenue desire to resolve these disputes with finality under the terms set forth in this agreement (the “Closing Agreement”) and the following additional agreements, which are being executed in connection with this Closing Agreement: the closing agreement being executed by the IRS and the Partnership with respect to the Partnership’s 1996 tax year, and the IRS Forms 870-P(AD), Settlement Agreement for Partnership Adjustments, being executed by the IRS and each of the partners of the Partnership for 1996 (collectively, the “Related Agreements”).
          NOW IT IS HEREBY DETERMINED AND AGREED FOR FEDERAL INCOME TAX PURPOSES THAT:
     1. The Taxpayer is entitled to deductions for royalty expenses for royalties paid by the Taxpayer to the Partnership for the taxable years 1995 and 1996 in the amounts of $43,554,064 and $35,874,925, respectively. The royalty expenses disallowed in the amounts of $117,223,577 and $117,786,160 for the taxable years 1995 and 1996, respectively, cannot be included in the Taxpayer’s bases in its Partnership interests for any taxable year, including the taxable years 1995 and 1996. For purposes of determining the amount of a refund in taxable years 1991, 1992, 1993, and 1994, if any, due to the Taxpayer in connection with refund claims timely filed by Taxpayer with respect to its taxable years 1993 and 1994 (the “Refund Claims”), the Taxpayer will not assert that it is entitled to any deductions for royalties paid to the Partnership in taxable years 1993 and 1994. The Taxpayer does not concede, however, that the IRS has authority to redetermine the taxable income reported by the Taxpayer in taxable years 1993 and 1994 for any reason, including application of the common law doctrine of setoff to disallow the Refund Claims.

     2. The Taxpayer is required to include in the calculation of its taxable income for 1995 and 1996 the amounts shown on the Schedules K-1 from the Partnership to DHI for 1995 and 1996, respectively, and to CMS for 1995 and for the period beginning on January 1, 1996 and ending on October 31, 1996, respectively. (The amounts shown on the Schedules K-1 are set forth in Exhibit 1 to this Closing Agreement.)
     3. By reason of the foregoing, there are deficiencies in income taxes that are to be assessed against the Taxpayer in the amounts of $26,640,881 and $51,474,233 for the taxable years 1995 and 1996, respectively. Of these deficiency amounts, the balance due from the Taxpayer is $26,640,881 (plus statutory interest) and $42,737,658 (plus statutory interest) for the taxable years 1995 and 1996, respectively. In addition, there are penalties pursuant to I.R.C. section 6662 due from the Taxpayer in the amounts of $2,115,641 (plus statutory interest) and $3,201,523 (plus statutory interest) for the taxable years 1995 and 1996, respectively.
     4. The determination of the amounts of deficiencies and penalties under I.R.C. section 6662 for the taxable years 1995 and 1996 are final and conclusive as to the Taxpayer’s federal income tax liabilities, except to the extent provided in this closing agreement. This Closing Agreement does not preclude potentially valid adjustments, that are not barred by the statute of limitations, to the Taxpayer’s federal income tax liabilities for taxable years 1995 and 1996 arising from carryforwards from previous taxable years or carrybacks from later taxable years. The Commissioner does not concede that the Taxpayer is entitled to any adjustments to the Taxpayer’s federal income tax liabilities (for deficiencies, penalties and interest) for taxable years 1995 and 1996, as set forth in this Closing Agreement, arising from carryforwards from previous taxable years or carrybacks from later taxable years.
     5. This Closing Agreement shall not be effective until each of the Related Agreements has been executed by each of the parties named therein. For purposes of this Closing Agreement and the Related Agreements, all references to partners of the Partnership include all entities shown as partners on the Partnership’s return for the taxable year 1996.
     6. Other than paragraph 1 of this Closing Agreement, this Closing Agreement shall have no binding, precedential, or evidentiary effect in any tax year other than 1995 and 1996 as to the IRS, the Taxpayer, its successors, or any member of any affiliated group of which the Taxpayer or its successors are or were members.
     7. Notwithstanding any other provisions of this Closing Agreement, neither the Taxpayer, its successors, or any member of any affiliated group of which they are or were members, nor the Commissioner concedes any issue, including, but not limited to, whether or not (a) the terms “Partnership” and “partner” have any legal effect; (b) the Partnership was a valid partnership; (c) all the partners of the Partnership were valid partners; (d) the Class A Limited Partners were partners in, rather than lenders to, the Partnership; (e) the Partnership’s activities had economic substance; and (f) the Taxpayer had a business purpose for becoming a partner in the Partnership.

8. This agreement is final and conclusive except:
(1)	the matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;

(2)	it is subject to the Internal Revenue Code sections that expressly provide that effect be given to their provisions (including any stated exception for Code section 7122) notwithstanding any other law or rule of law; and

(3)	if it relates to a tax period ending after the date of this agreement, it is subject to any law, enacted after the agreement date, that applies to that tax period.
By signing, the above parties certify that they have read and agreed to the terms of this document.
Taxpayer (other than individual) The Reuben H. Donnelley Corporation

By	/s/ Robert J Bush	Date Signed July 21, 2005

Robert J. Bush

Title Vice President, General Counsel and Corporate Secretary
Taxpayer (other than individual) The Dun & Bradstreet Corporation

By	/s/ David J. Lewinter	Date Signed July 21, 2005

David J. Lewinter

Title Senior Vice President, General Counsel & Corporate Secretary
Commissioner of Internal Revenue

By	/s/ Barry Shott	Date Signed July 21, 2005

Title Director Field Operations, LMSB, Financial Services

4